Exhibit 10.8

EXECUTION VERSION

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (the “Agreement”) is made as of February 1, 2011, by and among ROYAL GOLD, INC., a corporation organized and existing under the laws of the State of Delaware (“Royal Gold” or “Borrower”), HIGH DESERT MINERAL RESOURCES, INC., a corporation organized and existing under the laws of the State of Delaware (“High Desert”), RG MEXICO, INC., a corporation organized and existing under the laws of the State of Delaware (“RG Mexico”), each of the other parties executing this Agreement under the heading “Debtors” (together with the Borrower, High Desert, RG Mexico and such other parties, along with any party that joins this Agreement as a Debtor in the future, being referred to individually as a “Debtor” and collectively as the “Debtors”) and HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC Bank”), as administrative agent for the Lenders under the Credit Agreement defined below (in such capacity as administrative agent, together with its successors and assigns, the “Secured Party”).

RECITALS

A.            The Borrower, High Desert, as a borrower, the Guarantors as may from time to time become parties thereto, the several banks and other financial institutions from time to time parties thereto as Lenders, the Secured Party, as administrative agent, HSBC SECURITIES (USA) INC. (“HSBC Securities”) as the sole lead arranger and THE BANK OF NOVA SCOTIA (“Scotia”), as the sole syndication agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of October 30, 2008, as amended by that certain Consent and First Amendment to Third Amended and Restated Credit Agreement, dated as of March 28, 2010 (as so amended, the “Third Amended and Restated Credit Agreement”), whereby the Secured Party and Scotia made loans and extensions of credit to the Borrower and High Desert (the “Existing Indebtedness”).

B.            In connection with the Third Amended and Restated Credit Agreement, the Borrower, High Desert, RG Mexico, each of the other parties executing such agreement under the heading “Debtors” and HSBC Bank, as administrative agent, are parties to that certain Security Agreement, dated as of October 30, 2008 (the “Existing Security Agreement”).

C.            Pursuant to the Fourth Amended and Restated Revolving Credit Agreement, dated as of February 1, 2011 (the “Credit Agreement”), among the Borrower, High Desert, as a guarantor, RGLD GOLD CANADA, INC., a corporation existing under the Canada Business Corporation Act (“RGLD Canada”), as a guarantor, RG Mexico, as a guarantor, those additional guarantors from time to time party thereto (the “Additional Guarantors”), as guarantors (with each of High Desert, RGLD Canada, RG Mexico and the Additional Guarantors individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors”), HSBC Bank, as a lender, Scotia, as a lender, and those banks and financial institutions identified as a “Lender” on the signature pages thereto and such other banks or financial institutions as may from time to time become parties thereto, as lenders (the “Additional Lenders”) (with each of HSBC Bank, Scotia and the Additional Lenders individually referred to herein as a “Lender” and collectively referred to herein as the “Lenders”), the Secured Party, as administrative agent for the Lenders hereunder, HSBC Securities, as a joint lead arranger, SCOTIA CAPITAL, as a joint lead arranger, HSBC Securities, as the sole global coordinator and Scotia, as sole syndication agent, the Lenders have agreed to make certain loans to the Borrower on the terms and conditions stated therein.

D.            Pursuant to the Second Amended and Restated Term Loan Facility Agreement, dated as of February 1, 2011 (the “Term Loan Agreement”), among the Borrower, High Desert, as a guarantor, RGLD Canada, as a guarantor, RG Mexico, as a guarantor, those additional guarantors identified as a “Guarantor” on the signature pages thereto and such additional guarantors as from time to time become a party thereto, as guarantors by the execution of a joinder agreement, HSBC Bank, as a lender, Scotia, as a lender, and those banks or financial institutions as may from time to time become parties thereto, as lenders (the “Additional Term Lenders”) (with each of HSBC Bank, Scotia and the Additional Term Lenders, collectively, the “Term Lenders”), HSBC Bank, as administrative agent for the Term Lenders (“Term Secured Party”), HSBC Securities, as a joint lead arranger, SCOTIA CAPITAL, as a joint lead arranger, HSBC Securities, as the sole global coordinator and Scotia, as sole syndication agent, the Term Lenders have agreed to make certain loans to the Borrower on the terms and conditions stated therein.

E.             Royal Gold owns, directly or indirectly, equity interests in each other Debtor, and Royal Gold provides each of the other Debtors with financial, management, administrative and technical support which enables each such Debtor to conduct its business in an orderly and efficient manner.

F.             The Borrower will directly benefit from the loans extended to it by the Lenders.  Each other Debtor expects to derive benefit from the borrowings under the Credit Agreement and from such financial and other support as the Borrower may in the future provide to the Debtors.  Each Debtor is interested in and will be financially benefited by the business success of the Borrower and has entered into this Agreement and the other Credit Documents (defined below) for legitimate business purposes.

G.            In order to secure the prompt and complete payment and performance of all indebtedness, guaranties, duties, covenants, agreements and obligations owing or to be owed by the Debtors to the Lenders, and as a condition to the Lenders making any loans to the Borrower under the Credit Agreement, each Debtor, on a joint and several liability basis, has agreed amend and restate the Existing Security Agreement in its entirety and this Agreement is given by the Debtors to grant a lien on and security interest in the personal property of each such Debtor as described herein.

H.            Reference is made to that certain Security Agreement, dated as of February 1, 2011, by the Debtors in favor of the Term Secured Party (the “Term Security Agreement”), which is being delivered in connection with the Term Loan Agreement, pursuant to which the Debtors are granting a security interest in the collateral (as defined in the Term Security Agreement, the “Term Collateral”) to the Term Secured Party, in its capacity as administrative agent for the Term Lenders to secure the obligations of the Debtors under the Term Loan

Agreement.

I.              Reference is made to that certain Amended and Restated Intercreditor Agreement, by and among, inter alia, the Term Lenders and the Lenders, and acknowledged by the Borrower and the Guarantors, dated as of February 1, 2011 (the “Intercreditor Agreement”).  The parties hereto acknowledge and agree that the rights and priorities of the Term Lenders and the Lenders in the Collateral and the Term Collateral are set forth in the Intercreditor Agreement and all terms of this Agreement are subject to the requirements of the Intercreditor Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.             CONSTRUCTION AND DEFINITION OF TERMS.

All terms used herein without definition which are defined by the Uniform Commercial Code in the State of New York (the “UCC”) shall have the meanings assigned to them by the UCC, as in effect on the date hereof, unless and to the extent varied by this Agreement.  Capitalized terms used, but not defined, herein shall have the meanings given thereto in the Credit Agreement. All accounting terms used herein without definition shall have the meanings assigned to them as determined by generally accepted accounting principles.  In addition to the terms defined elsewhere in this Agreement, unless the context otherwise requires, when used herein, the following terms shall have the following meanings:

1.1         “Agreement” means this Amended and Restated Security Agreement and all amendments, modifications, revisions, extensions, restatements and supplements hereto.

1.2         “Bankruptcy Code” means the United States Bankruptcy Code, as amended from time to time.

1.3         “Business Premises” shall mean the chief executive office of each Debtor as set forth on Schedule 1 hereto.

1.4         “Collateral” shall mean all of each Debtor’s personal property, including, without limitation, all right, title and interest of each Debtor, whether now owned or existing or hereafter created, acquired or arising, and wheresoever located, in, to and under (with each of the following capitalized terms having the meaning given thereto in the UCC):

(a)           all Accounts;

(b)           all As-Extracted Collateral;

(c)           all Chattel Paper;

(d)           all Commodity Accounts;

(e)           all Commodity Contracts;

(f)            all Deposit Accounts;

(g)           all Documents;

(h)           all Equipment;

(i)            all Fixtures;

(j)            all General Intangibles;

(k)           all Goods;

(l)            all Instruments;

(m)          all intellectual property;

(n)           all Inventory;

(o)           all Investment Property;

(p)           all Letter-of-Credit Rights;

(q)           all Promissory Notes;

(r)            all Software;

(s)           all other personal property not otherwise described above;

(t)            all books and records pertaining to the Collateral; and

(u)           to the extent not otherwise included, all Proceeds, products, income and profits of the foregoing, all insurance covering the foregoing, all accessions thereto and all collateral security and guarantees given by any person with respect to any of the foregoing, provided, however, that Collateral shall not include the Excluded Property.

1.5         “Collateral Royalties” shall mean those Royalties set forth on Schedule 1.1(a) to the Credit Agreement, together with, from time to time hereafter, any other Royalty Interest added thereto from time to time.

1.6         “Credit Documents” shall mean this Agreement, the Credit Agreement, each of the Notes, any Joinder Agreement, any Assignment Agreement, the other Security Documents, the Ratification, the Fee Letter, the Existing Credit Documents and all other agreements, documents, certificates and Instruments delivered to the Secured Party or any Lender by any Credit Party in connection herewith or therewith, together with all amendments, modifications, supplements, revisions, extensions and restatements of the foregoing, as well as any other document or agreement which the Lenders and the Borrower agrees is a Credit Document.

1.7         “Equity Interest” shall mean (i) in the case of a corporation, capital stock, whether common, preferred or other, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests or other interests (however designated) representing a share of the profits and losses, and (v) any other right, interest, participation or classification that represents or confers an ownership interest, a control interest or a right to receive a share of the profits and losses or distribution of assets.

1.8         “Environmental Laws” means any and all applicable Requirements of Law regulating or relating to pollution or protection of human health or the environment, as now or hereafter in effect, including Requirements of Law regulating or relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and the applicable World Bank Guidelines and Criteria and International Finance Corporation Guidelines, each as in effect from time to time.

1.9         “Event of Default” shall mean any of the events described in Section 6 hereof.

1.10       “Excluded Property” means (a) all Royalties that are not Collateral Royalties, (b) all Royalty Agreements that relate to Royalties that are not Collateral Royalties, (c) Equity Interests in any Subsidiary and (d) any lease, license, contract or agreement to which any Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (but only to the extent that any such term would not be invalidated or rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions)), provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied, and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) above. For purposes of clarification, all Accounts, As-Extracted Collateral and Proceeds of, arising out of or attributable to Royalties and Royalty Agreements constitute, and are included as, part of the Collateral.

1.11       “Governmental Authority” means the government of any nation, and any provincial, territorial, divisional, state, county, regional, city or other political subdivision thereof, and any tribal, aboriginal or native government, and any entity, court, arbitrator or board of arbitrators, agency, department, commission, board, bureau, regulatory authority or other instrumentality of any of them exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or Governmental Requirement, and any securities exchange or securities regulatory authority to which a Debtor is subject.

1.12       “Governmental Requirement” means mean each law, statute, code, ordinance, treaty, order, rule, regulation, judgment, ruling, decree, injunction, franchise, permit, certificate, license, authorization, regulation, approval or other direction of any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, and as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person.

1.13       “Hazardous Materials” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, pollutants, contaminants or other materials or substances defined or regulated in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

1.14       “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Agreement) by Hazardous Materials on any property owned, operated or controlled by Debtor or for which Debtor has responsibility, including, without limitation, improvements, facilities, soil, water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by Debtor, and any other contamination by Hazardous Materials for which Debtor is, or is claimed to be, responsible.

1.15       “Lien” shall mean any mortgage, deed of trust, pledge, charge, hypothecation, assignment for security purposes, deposit arrangement for security purposes, preferential right, option, encumbrance, lien (statutory or other), or other security interest or collateral arrangement, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

1.16       “Obligations” shall mean all of the obligations, indebtedness, liabilities, duties, covenants and agreements of the Borrower and the other Credit Parties to each Lender and each Agent, whenever arising and whether joint, several, or joint and several, established by or arising under or in connection with the Credit Agreement, the Notes, any of the other Credit Documents, any Hedging Agreement with a Lender (or an Affiliate of a Lender), or any account (including cash management accounts) or other cash management services provided by a Lender (or an Affiliate of a Lender), including, in each case, the payment of principal, interest, fees, expenses, reimbursements and indemnification obligations and all other amounts and the performance of all other obligations.

1.17       “Permitted Liens” means: (a) Liens created by or otherwise existing, under or in connection with this Agreement, the other Credit Documents, the Term Loan Agreement and the documents executed in connection with the Term Loan Agreement, or otherwise permitted pursuant to the terms of the Intercreditor Agreement; (b) purchase money Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under Section 7.1(c) of the Credit Agreement; (c) Liens for Taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 30 days), if any, related thereto has not expired or which are being diligently contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP; (d)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s inchoate, unperfected or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 20 days or which are being diligently contested in good faith by appropriate proceedings; provided that a reserve, bond or other appropriate provision shall have been made therefore to the reasonable satisfaction of the Secured Party; (e) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (f) any interest or title of a lessor under any lease entered into by any Credit Party or any Subsidiary in the ordinary course of its business and covering only the assets so leased; (g) deposits and bonds to secure the performance of bids, trade contracts (other than for Consolidated Total Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (h) Liens existing on the Closing Date and set forth on Schedule 7.2 to the Credit Agreement; provided that (i) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be increased, extended, renewed, refunded or refinanced; (i) Liens of HSBC Bank USA, National Association over one or more deposit accounts in connection with the Term Loan Agreement; (j)  easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances which do not individually or in the aggregate interfere in any material respect with the occupation, value or use of the property to which such Lien is attached or with such Person’s activities or operations on such property; (k) Liens and minor title defects reflected in the Title Opinions, to the extent not objected to by the Secured Party; (l) any Lien with respect to judgments, orders or awards to the extent such judgments, orders or awards secured thereby shall not, either individually or in the aggregate, result in an Event of Default under Section 8.1(f) of the Credit Agreement; (m) rights of setoff or bankers’ Liens upon deposits of cash or broker’s Liens upon securities accounts in favor of financial institutions, banks or other depository institutions; and (n) any Lien with respect to interests in pre-feasibility, feasibility or development stage properties not currently producing Metals, which properties are not included in the calculation of Projected Facility Term Revenue; provided that such Liens do not secure Indebtedness.

1.18       “Person” shall mean an individual, partnership, corporation, limited liability company, sociedad anonima, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

1.19       “Security Documents” means this Agreement, the Mortgages, the Mortgage Amendments, the Pledge Agreement and any other agreement, assignment, document or instrument executed and delivered in connection with (i) the granting, attachment, formalization and perfection of the Secured Party’s security interests and Liens arising thereunder, including UCC financing statements, PPSA financing statements and other similar registrations, filings or instruments, (ii) the pledge or subordination of Indebtedness to or in favor of the Secured Party or (iii) any other mortgage, deed, security, subordination, guaranty or support agreement or arrangement with respect to the Obligations or any Credit Document, as any of the foregoing may be amended, modified, supplemented, continued, restated, or amended and restated from time to time.

2.             SECURITY

2.1         Security Interest.   As security for the prompt and complete payment and performance of all of the Obligations, whether or not any instrument or agreement relating to any Obligation specifically refers to this Agreement or the security interest created hereunder, each Debtor hereby assigns, pledges and grants to the Secured Party a continuing security interest in, assignment and pledge of and charge over, and right of set-off against, the Collateral.  The Secured Party’s security interest shall continually exist until all Obligations have been irrevocably paid and performed in full.

2.2         Covenants and Representations Concerning Collateral.  With respect to all of the Collateral, each Debtor covenants, warrants and represents that:

(a)           No effective financing statement or similar document or instrument with respect to a Lien covering any of the Collateral is on file in any public office or land or financing records except for financing statements in favor of the Secured Party or the Term Secured Party and financing statements relating to Permitted Liens.  Each Debtor is the legal and beneficial owner of all of its Collateral, free and clear of all Liens other than Permitted Liens.

(b)           The security interest granted to the Secured Party hereunder shall constitute a first priority Lien upon the Collateral, to the extent required hereunder, subject to the terms of the Intercreditor Agreement and the Permitted Liens.  No Debtor shall, and Secured Party does not authorize any Debtor to, sell, lease, license, or assign any interest in the Collateral other than as permitted under the Credit Agreement or the terms of the Intercreditor Agreement, nor, without the Secured Party’s prior written consent, permit any other Lien (other than Permitted Liens) to be created or remain thereon.

(c)           Each Debtor will maintain the Collateral in good order and condition, ordinary wear and tear and casualty and condemnation events excepted, and will use, operate and maintain the Collateral in accordance with good industry practice and, except as could not reasonably be expected to result in a Material Adverse Effect, in compliance with all Governmental Requirements, manufacturer and supplier warranties and all applicable insurance requirements and regulations.  Each Debtor will promptly notify Secured Party in writing of any litigation involving or affecting the Collateral which Debtor knows or has reason to believe is pending or threatened and which has had, or could reasonably be expected to have, a Material Adverse Effect.  Each Debtor will promptly pay when due all taxes and all transportation, storage, warehousing, mechanics, materialmen, construction, maintenance and other such charges, fees, expenses or amounts affecting or arising out of or relating to the Collateral, except as otherwise permitted under the Credit Agreement, and shall defend the Collateral, at such Debtor’s expense, against all claims and demands of any Persons claiming any interest in or Lien on the Collateral adverse to any Debtor or the Secured Party.

(d)           Subject to the limitations set forth in Section 6.11 of the Credit Agreement, at all times, the Secured Party and its agents, advisors, consultants and representatives may enter any premises of any Debtor and inspect such premises and the Collateral and all books and records of such Debtor (in whatever form), and the Debtors shall pay the reasonable costs of such inspections in accordance with Section 10.6 of the Credit Agreement.

(e)           All books and records pertaining to the Collateral are located at the Business Premises and no Debtor shall change the location of such books and records without ten (10) Business Days (or such shorter period as the Administrative Agent shall approve) prior written notice to the Secured Party.

(f)            Each Debtor will maintain comprehensive property and casualty insurance on the Collateral to the extent required by the Credit Agreement.  Each Debtor hereby assigns to the Secured Party and grants to the Secured Party a security interest in any and all proceeds of such policies, and, upon the occurrence and during the continuance of an Event of Default, subject to the requirements of the Intercreditor Agreement, authorizes and empowers the Secured Party to adjust or compromise any loss under such policies and to collect and receive all such proceeds.

(g)           Each Debtor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, documents, acknowledgments, certificates and instruments as the Secured Party may reasonably request to protect, vest in and assure to the Secured Party its rights hereunder or in any of the Collateral and the perfection and priority of its rights therein, provided, however, that so long as no Event of Default shall have occurred and be continuing, the perfection obligations of the Debtors pursuant to this Agreement shall be limited to such actions as are necessary or desirable to perfect a security interests by the filing of a financing statement in the jurisdiction of each Debtor’s location (as defined in §9-307 of the UCC) .

(h)           Each Debtor authorizes the Secured Party to file financing statements, continuation statements, amendments and other similar documents and instruments covering the Collateral, including financing statements that indicate or describe the Collateral as “all assets” or “all personal property,” and containing such legends as Secured Party shall deem necessary or desirable to perfect or protect the Secured Party’s interest in the Collateral.  Each Debtor agrees to pay all taxes, fees and costs (including reasonable out of pocket attorneys’ fees) paid or incurred by Secured Party in connection with the preparation, filing or recordation thereof.

(i)            If an Event of Default has occurred and is continuing, each Debtor shall cooperate with the Secured Party to obtain and keep in effect one or more control agreements in Deposit Account, Electronic Chattel Paper, Investment Property and Letter-of-Credit Rights Collateral.

(j)            If an Event of Default has occurred and is continuing, each Debtor shall promptly deliver to the Secured Party, with all endorsements and/or assignments required by the Secured Party, all Instruments, Chattel Paper, guaranties and the like received by any Debtor constituting, evidencing or relating to any of the Collateral or proceeds of any of the Collateral.

(k)           No Debtor is authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in favor of the Secured Party without the prior written consent of Secured Party, and each Debtor agrees that it will not do so without the prior written consent of Secured Party, subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC.

2.3         Care of Collateral.   Each Debtor shall have all risk of loss of the Collateral.  The Secured Party shall have no liability or duty, either before or after the occurrence of an Event of Default, on account of loss of or damage to, to collect or enforce any of its rights against, the

Collateral, to collect any income accruing on the Collateral, or to preserve rights against account debtors or other parties with prior interests in the Collateral.  While the Secured Party is not required to take any actions with respect to the Collateral, if action is needed, in the Secured Party’s sole discretion, to preserve and maintain the Collateral, each Debtor authorizes the Secured Party to take such actions, but the Secured Party is not obligated to do so.

2.4         Authorization and Power-of-Attorney. Each Debtor authorizes the Secured Party to request other secured parties of any Debtor to provide accountings, confirmations of Collateral and confirmations of statements of account concerning Debtor. Each Debtor hereby designates and appoints the Secured Party and its designees as attorney-in-fact of each such Debtor, irrevocably and with power of substitution, with authority to endorse such Debtor’s name on requests to other secured parties of such Debtor for accountings, confirmations of collateral and confirmations of statements of account.

3.             REPRESENTATIONS AND WARRANTIES

To induce the Secured Party to enter into this Agreement, each Debtor represents and warrants to the Secured Party that:

3.1         State of Incorporation, Legal Name and Identification Number.  Each Debtor’s jurisdiction of incorporation and exact, complete legal name are set forth in the first paragraph of this Agreement.  Each Debtor’s corporate organizational number is set forth on Schedule 1.

3.2         Good Standing.  Each Debtor is a corporation duly incorporated, legally existing and in good standing under the laws of its jurisdiction of incorporation, has the power to own its property and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

3.3         Authority.  Each Debtor has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary and proper corporate and other action, and no consent or approval of any person, including, without limitation, any shareholders, any board of directors, any officers, any members or managers, or any other person, or any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof or thereof.

3.4         Binding Agreements.  This Agreement has been duly and properly executed by each Debtor, constitutes the valid and legally binding obligation of each Debtor and is fully enforceable against each Debtor in accordance with its terms, subject only to laws affecting the rights of creditors generally and application of general principles of equity.

3.5         No Conflicting Agreements.  The execution, delivery and performance by each Debtor of this Agreement will not (a) violate (i) any provision of applicable Governmental Requirements or any order, rule or regulation of any Governmental Authority, (ii) any award of any arbitrator, (iii) the articles of incorporation, bylaws or other governing documents of Debtor, or (iv)  any indenture, contract, agreement, mortgage, deed of trust or other document or instrument to which any Debtor is a party or by which any Debtor or any of its property is bound, except to the extent such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or is the subject of the agreements set forth in the Intercreditor Agreement, or (b) be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a material default under, any such award, indenture, contract, agreement, mortgage, deed of trust or other instrument, or result in the creation or imposition of any Lien upon any of the property or assets of any Debtor except for Liens created in favor of Secured Party under or pursuant to this Agreement.

3.6         Litigation.  Except as set forth on Schedule 3.5 to the Credit Agreement, there are no judgments, injunctions or similar orders or decrees, claims, actions, suits or proceedings pending or, to the knowledge of Debtor, threatened in writing against or affecting Debtor or any property of Debtor, at law or in equity, by or before any court or any Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect, which may affect the legality, enforceability or validity of this Agreement or any Credit Document or which could result in any material adverse change in the Collateral of any Debtor, and Debtor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court or any Governmental Authority, which could have a material adverse effect on the Collateral.

3.7         Financial Condition.  The financial statements of Debtors heretofore delivered to the Secured Party are true and complete, fairly present the financial condition of the Debtors on a consolidated basis in accordance with GAAP as at such dates and the results of its operations for the period then ended for unaudited financial statements, subject to normal year-end adjustments.

3.8         Taxes.  Each Debtor, to the extent required by Section 6.3 of the Credit Agreement, has paid or caused to be paid all taxes imposed by Governmental Authorities to the extent that such taxes have become due and has filed or caused to be filed all tax returns or other documents which are required to be filed by such Debtor.

3.9         Title to Properties. Each Debtor has good title to all of its owned properties included in the Collateral and a valid leasehold interest in or valid rights to use all such properties included in the Collateral, and all of the properties and assets of each Debtor are free and clear of Liens, except for Permitted Liens.

3.10       Place of Business.  Each Debtor’s principal place of business and chief executive office is located at the Business Premises, and each Debtor has such other business locations as disclosed to Secured Party in writing prior to the date hereof.

3.11       Licenses and Permits.  Each Debtor has duly obtained and now holds all material licenses, permits, certifications, approvals and the like required by Governmental Requirements or necessary to conduct its business, and each remains valid and in full force and effect in each case, except to the extent failure to obtain or maintain such licenses, permits, certifications, approvals and the like could not reasonably be expected to have a Material Adverse Effect.

3.12       Presence of Hazardous Materials or Hazardous Materials Contamination. To each Debtor’s knowledge, and except as permitted by applicable Governmental Requirements, no Hazardous Materials are located on any real property owned, operated or controlled by any

Debtor or for which any Debtor is responsible and for which remedial or corrective action would be required under applicable Governmental Requirements, except as would not reasonably be expected to have a Material Adverse Effect.  To each Debtor’s knowledge, and except as permitted by applicable Governmental Requirements, no property owned, operated or controlled by Debtor has ever been used as a manufacturing, storage, or dump site for Hazardous Materials, except as would not reasonably be expected to have a Material Adverse Effect.

3.13       Perfection and Priority of Collateral. The Secured Party has, or upon proper recording of a financing statement will have and will continue to have as security for the Obligations, a valid and perfected Lien on all Collateral of each Debtor to the extent such Lien may be perfected by the filing of a financing statement in the jurisdiction of each Debtor’s location, free of all other Liens, claims and rights of third parties whatsoever, except Permitted Liens.

3.14       Survival.  All representations and warranties contained in or made in connection with this Agreement and the other Credit Documents shall survive the execution and delivery of this Agreement.

4.             COVENANTS

Each Debtor covenants and agrees with the Secured Party that, until all Obligations have been irrevocably paid and performed in full and the Credit Documents have been terminated and discharged, each Debtor will perform, satisfy and comply with all Covenants set forth in Article VI and Article VII set forth in the Credit Agreement, in accordance therewith.

5.             ASSIGNED AGREEMENTS AND ACCOUNTS

5.1         The contracts, agreements, documents and instruments assigned pursuant hereto and subject to the security interest granted hereby are referred to herein as the “Assigned Agreements”.  The assignment of and grant of security interest in the Assigned Agreements includes, without limitation, (i) all rights of each Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of each Debtor to receive proceeds of insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of each Debtor for damages arising out of or on breach of or default under the Assigned Agreements, and (iv) the right of each Debtor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder.

5.2         Notwithstanding any other provision of this Agreement, (i) each Debtor shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under any Assigned Agreement and (iii) the Secured Party shall have no obligation or liability under the Assigned Agreements by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations, covenants or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.3         Each Debtor shall immediately notify the Secured Party of any material amendment, modification, extension, restatement or waiver of any provision of any Assigned Agreement and provide copies thereof if so requested.

5.4         At the request of the Secured Party and subject to the terms of the Intercreditor Agreement, all agreements, documents, certificates or instruments representing the Assigned Agreements or any other part of the Collateral shall be delivered to and held by or on behalf of the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to any Debtor, to transfer or to register in the name of the Secured Party or any of its nominees any or all of the Collateral.

6.             EVENTS OF DEFAULT

The occurrence of any event or the existence of any condition specified as an “Event of Default” under the Credit Agreement shall constitute an “Event of Default” hereunder.

7.             RIGHTS AND REMEDIES

7.1         Rights and Remedies of Secured Party.  Upon and after the occurrence of an Event of Default, the Secured Party may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Secured Party under the other Credit Documents, the rights and remedies of a secured party under the UCC and all other rights and remedies available to the Secured Party under applicable Governmental Requirements, whether at law or in equity, all such rights and remedies being available to Secured Party and being cumulative and enforceable alternatively, successively or concurrently:

(a)           Declare all Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which are hereby expressly waived.

(b)           Institute any proceeding or proceedings to enforce the Obligations and any Liens of the Secured Party.

(c)           Take possession of the Collateral, and for that purpose, so far as each Debtor may give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom without any liability for suit, action or other proceeding, each Debtor HEREBY WAIVING ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require each Debtor, at such Debtor’s expense, to assemble and deliver the Collateral to such place or places as the Secured Party may designate.

(d)           Operate, manage and control the Collateral (including use of the Collateral and any other property or assets of any Debtor in order to continue or complete performance of such

Debtor’s obligations under any contracts or agreements of such Debtor), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Secured Party, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable Governmental Requirements.

(e)           Enforce each Debtor’s rights against account debtors and other obligors.

(f)            Each Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to any Debtor, any such notice being expressly waived by each Debtor, to set-off and appropriate and apply any and all deposits, in any currency or form, and any other credits, indebtedness or claims, in any currency or form, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Secured Party to or for the credit or the account of any Debtor, or any part thereof, against and on account of the obligations and liabilities of any Debtor to the Secured Party hereunder, whether arising hereunder, under the Note, any other Credit Document or otherwise, as the Secured Party may elect in its sole discretion, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Secured Party shall notify the Debtors of any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Secured Party to set-off and appropriate are in addition to the other rights and remedies which the Secured Party may have hereunder, under any other Credit Document, or at law or in equity.

7.2         Power of Attorney.  Each Debtor hereby irrevocably designates and appoints the Secured Party and its designees as a true and lawful attorney-in-fact of such Debtor, irrevocably and with full power of substitution, to act in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the sole discretion of the Secured Party, upon the occurrence and during the continuation of any Event of Default, for the purpose of carrying out and implementing the terms of this Agreement and the other Credit Documents, to take any and all necessary or appropriate action and to execute and deliver any and all documents and instruments which may be necessary or appropriate to accomplish or fulfill the purposes of this Agreement and the other Credit Documents, including, without limitation, to endorse such Debtor’s name on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into the Secured Party’s possession; to execute proofs of claim and loss; to pay or discharge claims or liens levied or placed on or threatened against the Collateral; to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Secured Party or as the Secured Party shall direct, and to receive payment of and receipt of any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; to adjust and compromise any claims under insurance policies; to commence and prosecute, or defend, any suit, action or proceeding relating to any Debtor or the Collateral or to collect, defend or enforce any right with respect to the Collateral; to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the owner thereof for all purposes; and to undertake, do or perform all other acts and things necessary or advisable, in the Secured Party’s sole discretion, to carry out and enforce this Agreement and the Credit Documents and to protect, preserve, defend or realize upon the Collateral.  All acts of said attorney or designee are hereby ratified and approved by each Debtor and said attorney or designee shall not be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law, except in the case of gross negligence or willful misconduct.  This power of attorney is coupled with an interest and is irrevocable so long as any of the Obligations remain unpaid or unperformed.

7.3         Notice of Disposition of Collateral and Disclaimer of Warranties.  It is mutually agreed that commercial reasonableness and good faith require the Secured Party to give the Debtors no more than ten (10) days prior written notice of the time and place of any public disposition of Collateral or of the time after which any private disposition or any other intended disposition is to be made.  It is mutually agreed that it is commercially reasonable for the Secured Party to disclaim all warranties which arise with respect to the disposition of the Collateral.

7.4         Costs and Expenses.  Each Debtor agrees to pay to the Secured Party within thirty (30) days after receipt of an invoice therefor, the amount of all costs and expenses paid or incurred by the Secured Party in consulting with counsel concerning any of its rights hereunder, under the other Security Documents or under applicable Governmental Requirements, all costs and expenses, including attorneys’ fees and court costs paid or incurred by the Secured Party in undertaking, documenting and administrating this Agreement and the other Security Documents and in exercising or enforcing any of its rights hereunder, under the Security Documents or under applicable Governmental Requirements, together with interest on all such amounts at the rate and calculated in the manner provided in the Credit Agreement.  The provisions of this Subsection shall survive the termination of this Agreement and the Secured Party’s security interest hereunder and the payment of all Obligations.

7.5         Reinstatement. To the extent that any payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any debtor relief law, common law or equitable cause or any other Governmental Requirement, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by the Secured Party and the Liens created by this Agreement shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Secured Party.

8.             MISCELLANEOUS

8.1         Performance for Debtor.  Each Debtor agrees and hereby authorizes that the Secured Party may, in the Secured Party’s sole discretion, but the Secured Party shall not be obligated to, whether or not an Event of Default shall have occurred, advance funds on behalf of any Debtor, without prior notice to such Debtor, in order to insure each Debtor’s compliance with any covenant, warranty, representation or agreement of each Debtor made in or pursuant to this Agreement or any of the Credit Documents, or to preserve or protect any right or interest of the Secured Party in the Collateral or under or pursuant to this Agreement or any of the Credit Documents.  Each Debtor shall pay to the Secured Party upon demand all such advances made by the Secured Party with interest thereon at the rate and calculated in the manner provided in the Credit Agreement.  All such advances shall be deemed to be included in the Obligations and secured by the security interest granted the Secured Party hereunder.

8.2         Expenses. Whether or not any of the transactions contemplated hereby shall be consummated, each Debtor agrees to pay to the Secured Party within thirty (30) days after receipt of an invoice therefor, the amount of all costs and expenses paid or incurred by the Secured Party (including the fees and expenses of its counsel) in connection with the negotiation, preparation, delivery, amendment, modification or waiver of this Agreement and the Credit Documents and all documents and instruments referred to herein and all costs and expenses paid or incurred by the Secured Party in connection with the filing or recordation of all financing statements and instruments as may be required by the Secured Party at the time of, or subsequent to, the execution of this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith.  Each Debtor agrees to save harmless and indemnify the Secured Party from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs or any other costs or expenses incurred or paid by Secured Party in connection with this Agreement and the other Credit Documents.  The provisions of this Section shall survive the termination of this Agreement and Secured Party’s security interest hereunder and the payment of all other Obligations.

8.3         Applications of Payments and Collateral.  Except as may be otherwise specifically provided in this Agreement, all Collateral and proceeds of Collateral coming into Secured Party’s possession after the occurrence of an Event of Default and all payments made by the Debtor may be applied by the Secured Party to any of the Obligations, whether matured or unmatured, as the Secured Party shall determine in its sole but reasonable discretion in accordance with the terms of the other Credit Documents.  The Secured Party may defer the application of non-cash proceeds of Collateral, including, but not limited to, non-cash proceeds collected pursuant hereto, to the Obligations until cash proceeds are actually received by Secured Party.

8.4         Secured Party as Agent.  In acting under or by virtue of this Agreement, the Secured Party, acting as administrative agent, shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including Article 9 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.  The Secured Party disclaims any representation or warranty to the Lenders or any other holders of the Obligations concerning the grant, maintenance or perfection of the liens and security interested granted hereunder or under any other Security Document, or in the existence or value of any of the Collateral.

8.5         Waivers by Secured Party.  Neither any failure nor any delay on the part of the Secured Party in exercising any right, power or remedy hereunder, under any of the Credit Documents or under applicable Governmental Requirements shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

8.6         Waivers by Debtor. Each Debtor hereby waives, to the extent the same may be waived under applicable law: (a) notice of acceptance of this Agreement; (b) all claims, causes of action and rights of any Debtor against Secured Party on account of actions taken or not taken by the Secured Party in the exercise of the Secured Party’s rights or remedies hereunder, under the Credit Documents or under applicable Governmental Requirements; (c) all claims of any Debtor for failure of the Secured Party to comply with any requirement of applicable Governmental Requirements relating to enforcement of the Secured Party’s rights or remedies hereunder, under the Credit Documents or under applicable Governmental Requirements; (d) all rights of redemption of any Debtor with respect to the Collateral; (e) in the event the Secured Party seeks to repossess any or all of the Collateral by judicial proceedings, any bond(s) or demand(s) for possession which otherwise may be necessary or required; (f) presentment, demand for payment, protest and notice of non-payment and all exemptions; (g) any and all other notices or demands which by applicable Governmental Requirements must be given to or made upon any Debtor by the Secured Party; (h) settlement, compromise or release of the obligations of any one or more Persons primarily or secondarily liable upon any of the Obligations; (i) all rights of any Debtor to demand that the Secured Party release account debtors from further obligation to the Secured Party; (j) any duty or obligation to marshal or apportion Collateral; and (k) substitution, impairment, exchange or release of any Collateral for any of the Obligations.  Each Debtor agrees that the Secured Party may exercise any or all of its rights and/or remedies hereunder, under the Credit Documents and under applicable Governmental Requirements, from time to time, in any order, alternatively, successively or concurrently, without resorting to and without regard to any Collateral or sources of liability with respect to any of the Obligations.

8.7         Modifications.  No modification, amendment or waiver of any provision of this Agreement or any of the Credit Documents, and no consent by the Secured Party to any departure by any Debtor therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand upon any Debtor in any case shall entitle any Debtor to any other or further notice or demand in the same, similar or other circumstances.

8.8         Notices.  All notices shall be given in accordance with Section 10.3 of the Credit Agreement.

8.9         Joint and Several Liability.     The Debtors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Debtor has a direct, tangible and immediate impact on the success of the other Debtors.  Each of the Debtors acknowledges and agrees that (i) it shall be jointly and severally liable, with the other Debtors liable for the payment and performance of this Agreement and the other Credit Documents, and (ii) the Lenders are relying on such joint and several liability of the Debtors in entering into the Credit Documents and making loans to the Borrower.  Each Debtor hereby unconditionally and irrevocably agrees that upon default in the payment when due of any principal, interest, fee or other amount under the Credit Documents, it will forthwith pay the same, without notice of demand.  The Secured Party and the Lenders shall be entitled to rely upon any notice, request or communication received by it from any one Debtor on behalf of all Debtors, and shall be entitled to treat its giving of any notice hereunder pursuant to Section 8.8 hereof as notice to each and all Debtors.

8.10       Continuing Agreement.  This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations have been irrevocably and fully paid, performed and satisfied and the commitment of the Lenders to extend credit to or for the account of any Borrower under the Credit Agreement shall have expired or otherwise terminated.

8.11       Applicable Law.  The performance and construction of this Agreement and the Credit Documents shall be governed by the internal laws of the State of New York, without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law) provided, however, that the Mortgages shall be governed by and construed under the laws of the state in which they are filed.

8.12       Survival; Successors and Assigns.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect until all Obligations have been irrevocably paid and performed in full.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Debtor may assign this Agreement or any of its rights hereunder without the prior written consent of Secured Party.

8.13       Severability.  If any term, provision or condition, or any part thereof, of this Agreement or any of the Credit Documents shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement and the Credit Documents shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

8.14       Merger and Integration.  This Agreement contains the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement or promise made by any party hereto, or by any employee, officer, agent or attorney of any party hereto, which is not contained herein shall be valid or binding.

8.15       Rights Absolute.  All rights of the Secured Party and the pledge, assignment, charge, lien and security interest hereunder, and all obligations of any Debtor hereunder, shall be absolute and unconditional, irrespective of:

(a)           any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto;

(b)           any change or modification in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment, modification, restatement, continuance or waiver of, or any consent to any departure from, the Credit Agreement or any other Credit Document, including, without limitation, any extension, restatement or continuance of, or increase in, the Obligations;

(c)           any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, surety or support agreement for all or any of the Obligations;

(d)           any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

(e)           any change, restructuring or termination of the corporate or company structure or existence of any Debtor or any affiliate thereof; and

(f)            any other fact, event, action or circumstance that might otherwise constitute a defense available to, or a discharge of, any Debtor or any affiliate of any Debtor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest, whether at law or in equity.

8.16       Counterparts; Facsimile and Electronic Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be validly executed and delivered by facsimile or other electronic transmission, and a signature by facsimile or other electronic transmission shall be as effective and binding as an original signature

8.17       Discharge.   Upon the complete and irrevocable payment and performance in full of the Obligations, the Secured Party shall execute and deliver such releases and discharges of the security interests created hereby as the Debtors may reasonably request in writing, the cost and expense of which shall be paid by the Debtors.

8.18       Indemnity.  Each Debtor agrees to pay, indemnify and hold harmless the Secured Party, each Lender, each Agent, their respective Affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, penalties, liabilities, judgments, suits, proceedings, taxes, costs and expenses (including, without limitation, fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the Note or any other Credit Document) be imposed on, incurred by or asserted against any such Indemnified Party, in any way relating to, in connection with or arising out of this Agreement, the other Credit Documents and the transactions contemplated hereby and thereby and any claim, investigation, subpoena, litigation, proceeding or otherwise related to or arising out of this Agreement or any other Credit Document or any transaction contemplated hereby or thereby (but in any case excluding any such claims, damages, losses, liabilities, costs or expenses incurred by reason of the gross negligence or willful misconduct of any indemnitee), subject to the limitations contained in Section 10.6 of the Credit Agreement.  The obligations of each Debtor under this paragraph shall survive the payment in full of the Note and the other Credit Documents and the termination of this Agreement.

8.19       Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Secured Party pursuant to this Agreement (including the priority of such Liens and the priority of the liens granted pursuant to the Term Security Agreement) and the exercise of any right or remedy by the Secured Party hereunder (including the application of any proceeds thereof) are subject to the terms of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreement is in effect, all requirements of any Debtor pursuant to this Agreement to endorse, assign, transfer, deliver or give control of any Collateral to the Secured Party (to the extent such requirements conflict with the requirements of the Intercreditor Agreement) shall be deemed satisfied if such Debtor has complied with the requirements in respect of endorsement, assignment, delivery or control of such Collateral under the Intercreditor Agreement.

8.20       Headings.  The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Security Agreement as of the date first above written.

DEBTOR:

ROYAL GOLD, INC.

By:	/s/ Stefan Wenger
Name: Stefan Wenger
Title: Chief Financial Officer and Treasurer

HIGH DESERT MINERAL RESOURCES, INC.

By:	/s/ Stefan Wenger
Name: Stefan Wenger
Title: Vice President and Treasurer

RG MEXICO, INC.

By:	/s/ Stefan Wenger
Name: Stefan Wenger
Title: Treasurer

[Signature Page to Security Agreement — Revolving Facility]

SECURED PARTY:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ William S. Edge III
Name: William S. Edge III
Title: Managing Director

[Signature Page to Security Agreement — Revolving Facility]